EXHIBIT 99.1

For Immediate Release:	October 15, 2025
Strength is Still the Story at HOMB with Another Record Breaking Quarter
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Net income	$123.6 million	$118.4 million	$115.2 million	$100.6 million	$100.0 million
Net income, as adjusted (non-GAAP)(1)	$119.7 million	$114.6 million	$111.9 million	$99.8 million	$99.0 million
Total revenue (net)	$277.7 million	$271.0 million	$260.1 million	$258.4 million	$258.0 million
Income before income taxes	$159.3 million	$152.0 million	$147.2 million	$129.5 million	$129.1 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$162.8 million	$155.0 million	$147.2 million	$146.2 million	$148.0 million
PPNR, as adjusted (non-GAAP)(1)	$157.7 million	$150.4 million	$142.8 million	$145.2 million	$146.6 million
Pre-tax net income to total revenue (net)	57.38%	56.08%	56.58%	50.11%	50.03%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	55.53%	54.39%	54.91%	49.74%	49.49%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	58.64%	57.19%	56.58%	56.57%	57.35%
P5NR, as adjusted (non-GAAP)(1)	56.80%	55.49%	54.91%	56.20%	56.81%
ROA	2.17%	2.08%	2.07%	1.77%	1.74%
ROA, as adjusted (non-GAAP)(1)	2.10%	2.02%	2.01%	1.76%	1.72%
NIM	4.56%	4.44%	4.44%	4.39%	4.28%
Purchase accounting accretion	$1.3 million	$1.2 million	$1.4 million	$1.6 million	$1.9 million
ROE	11.91%	11.77%	11.75%	10.13%	10.23%
ROE, as adjusted (non-GAAP)(1)	11.54%	11.39%	11.41%	10.05%	10.12%
ROTCE (non-GAAP)(1)	18.28%	18.26%	18.39%	15.94%	16.26%
ROTCE, as adjusted (non-GAAP)(1)	17.70%	17.68%	17.87%	15.82%	16.09%
Diluted earnings per share	$0.63	$0.60	$0.58	$0.51	$0.50
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.61	$0.58	$0.56	$0.50	$0.50
Non-performing assets to total assets	0.56%	0.60%	0.56%	0.63%	0.63%
Common equity tier 1 capital	16.1%	15.6%	15.4%	15.1%	14.7%
Leverage	13.8%	13.4%	13.3%	13.0%	12.5%
Tier 1 capital	16.1%	15.6%	15.4%	15.1%	14.7%
Total risk-based capital	18.9%	19.3%	19.1%	18.7%	18.3%
Allowance for credit losses to total loans	1.87%	1.86%	1.87%	1.87%	2.11%
Book value per share	$21.41	$20.71	$20.40	$19.92	$19.91
Tangible book value per share (non-GAAP)(1)	$14.13	$13.44	$13.15	$12.68	$12.67
Dividends per share	$0.20	$0.20	$0.195	$0.195	$0.195
Shareholder buyback yield(2)	0.18%	0.49%	0.53%	0.05%	0.56%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.
“HOMB’s powerful, peer leading margins and efficiencies, coupled with strong revenues, propelled HOMB to another top tier, best in class third quarter performance,” said John Allison, Chairman.

Financial Performance Trends
The chart below illustrates Home BancShares’ consistent improvement in profitability over the past five quarters. Net income reached a record $123.6 million in Q3 2025, while net income, as adjusted (non-GAAP)(1), also set a new high at $119.7 million. This sustained upward trend reflects the Company’s strong operational performance and effective management of one-time expenses.

The chart below demonstrates Home BancShares’ robust operational performance as measured by pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1) over the past five quarters. PPNR is a key indicator of the Company’s earnings power, as it reflects revenue generation and expense management before the impact of credit loss provisions and taxes.

Net Income (in thousands)
$100,038
$100,564
$115,209
$118,403
$123,604
$98,994
$99,827
$111,935
$114,633
$119,682
9/30/2024
12/31/2024
3/31/2025
6/30/2025
9/30/2025
Net income
Net income, as adjusted (non-GAAP)(1)

Pre-Tax, Pre-Provision, Net Income (PPNR)
(Non-GAAP)(1) (in thousands)
$147,954
$146,562
$146,154
$145,209
$147,154
$142,821
$154,991
$150,404
$162,833
$157,704
9/30/2024
12/31/2024
3/31/2025
6/30/2025
9/30/2025
PPNR (non-GAAP)(1)
PPNR, as adjusted (non-GAAP)(1)

The chart below highlights Home BancShares’ strong and consistent return on average assets (ROA) over the past five quarters. ROA, a key measure of how efficiently the Company utilizes its assets to generate net income, has demonstrated a steady upward trend, reaching 2.17% in Q3 2025. This improvement reflects the Company’s disciplined approach to asset management, prudent lending practices, and ongoing focus on operational efficiency.

The chart below underscores Home BancShares’ strong and consistent performance in managing operating expenses, as reflected in its efficiency ratio over the past five quarters. The efficiency ratio is a key metric that measures how effectively the Company converts its revenue into net income by comparing non-interest expenses to total revenue. A lower efficiency ratio indicates greater operational efficiency and cost discipline, which are essential for sustaining profitability and enhancing shareholder value.

Return on Average Assets (ROA)
2.17%
2.07%
2.08%
2.10%
2.01%
2.02%
1.77%
1.74%
1.76%
1.72%
9/30/2024
12/31/2024
3/31/2025
6/30/2025
9/30/2025
ROA
ROA, as adjusted (non-GAAP)(1)

Efficiency Ratio
41.66%
41.42%
42.24%
42.00%
42.84%
42.22%
42.01%
41.68%
40.95%
40.21%
9/30/2024
12/31/2024
3/31/2025
6/30/2025
9/30/2025
Efficiency ratio
Efficiency ratio, as adjusted (non-GAAP)(1)

The tables below present additional key financial metrics over the past five quarters, including net interest margin (NIM), yield on interest-earning assets, rate on interest-bearing liabilities, and net interest spread. These metrics are fundamental indicators of the Company’s profitability and operational efficiency.

Operating Highlights
Net income for the three-month period ended September 30, 2025 was $123.6 million, or $0.63 diluted earnings per share, both of which were records for the Company. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $119.7 million(1) and $0.61 per share(1), respectively, for the three months ended September 30, 2025.
The Company recorded $6.7 million in provision for credit losses on loans during the three-month period ended September 30, 2025. In addition, the Company recorded a $1.0 million recovery of credit losses on unfunded commitments. The Company also recorded a $2.2 million recovery of credit losses on investment securities. As a result, total credit loss expense for the three-month period ended September 30, 2025 was $3.5 million.
Our net interest margin was 4.56% and 4.44% for the three-month periods ended September 30, 2025 and June 30, 2025, respectively. The yield on loans was 7.39% and 7.36% for the three months ended September 30, 2025 and June 30, 2025, respectively, as average loans increased from $15.06 billion to $15.22 billion. Additionally, the rate on interest bearing deposits decreased to 2.62% as of September 30, 2025, from 2.64% as of June 30, 2025, while average interest-bearing deposits decreased from $13.43 billion to $13.32 billion.
During the third quarter of 2025, there was $1.5 million of event interest income compared to $516,000 of event interest income for the second quarter of 2025. Purchase accounting accretion on acquired loans was $1.3 million and $1.2 million for the three-month periods ended September 30, 2025 and June 30, 2025, respectively, and average purchase accounting loan discounts were $15.0 million and $16.2 million for the three-month periods ended September 30, 2025 and June 30, 2025, respectively.
Net interest income on a fully taxable equivalent basis was $229.1 million for the three-month period ended September 30, 2025, and $222.5 million for the three-month period ended June 30, 2025. This increase in net interest income for the three-month period ended September 30, 2025, was the result of a $4.8 million increase in interest income, and a $1.8 million decrease in interest expense. The $4.8 million increase in interest income was primarily the result of a $7.5 million increase in loan income. This was partially offset by a $2.7 million decrease in income from deposits with other banks. The $1.8 million decrease in interest expense was due to a $1.1 million decrease in interest expense on subordinated debt and a $527,000 decrease in interest expense on deposits. The $1.1 million decrease in interest expense on subordinated debt was a result of the Company repurchasing $20.0 million in par value of its $300.0 million Fixed-to-Floating Rate Subordinated Notes due 2032.

The Company reported $51.5 million of non-interest income for the third quarter of 2025. The most important components of non-interest income were $14.0 million from other income, $12.1 million from other service charges and fees, $10.5 million from service charges on deposit accounts, $4.7 million in mortgage lending income, $4.6 million from trust fees, $2.7 million from dividends from FHLB, FRB, FNBB and other, $1.4 million from the increase in cash value of life insurance and $1.0 million from the fair value adjustment for marketable securities. Included within other income were $2.0 million income from recoveries on historic losses, $1.9 million income from the gain on the retirement of subordinated debt, $1.8 million income from a recovery on a lawsuit and $187,000 in bank owned life insurance death benefit income.
Non-interest expense for the third quarter of 2025 was $114.8 million. The most important components of non-interest expense were $63.8 million salaries and employee benefits expense, $27.3 million in other operating expense, $14.8 million in occupancy and equipment expenses and $8.9 million in data processing expenses. For the third quarter of 2025, our efficiency ratio was 40.21%, and our efficiency ratio, as adjusted (non-GAAP), was 40.95%(1).
Financial Condition
Total loans receivable were $15.29 billion at September 30, 2025, compared to $15.18 billion at June 30, 2025. Total loans receivable of $15.29 billion were a record for the Company. Total deposits were $17.33 billion at September 30, 2025, compared to $17.49 billion at June 30, 2025. Total assets were $22.71 billion at September 30, 2025, compared to $22.91 billion at June 30, 2025.
During the third quarter of 2025, the Company had a $105.3 million increase in loans. Our community banking footprint experienced $164.8 million in organic loan growth during the quarter ended September 30, 2025, and Centennial CFG experienced $59.4 million of organic loan decline and had loans of $1.78 billion at September 30, 2025.
Non-performing loans to total loans were 0.56% and 0.63% at September 30, 2025 and June 30, 2025, respectively. Non-performing assets to total assets were 0.56% and 0.60% at September 30, 2025 and June 30, 2025, respectively. Net loans charged-off were $2.9 million and $1.1 million for the three months ended September 30, 2025 and June 30, 2025, respectively. The charge-off detail by region for the quarters ended September 30, 2025 and June 30, 2025 can be seen below.

For the Three Months Ended September 30, 2025
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-offs	$2,496	$605	$—	$735	$807	$8	$4,651
Recoveries	(1,451)	(225)	—	(5)	(47)	(3)	(1,731)
Net charge-offs (recoveries)	$1,045	$380	$—	$730	$760	$5	$2,920

For the Three Months Ended June 30, 2025
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-offs	$2,588	$462	$181	$582	$245	$13	$4,071
Recoveries	(2,172)	(223)	—	(22)	(577)	(2)	(2,996)
Net (recoveries) charge-offs	$416	$239	$181	$560	$(332)	$11	$1,075

At September 30, 2025, non-performing loans were $85.2 million, and non-performing assets were $126.5 million. At June 30, 2025, non-performing loans were $96.3 million, and non-performing assets were $137.8 million.
The table below shows the non-performing loans and non-performing assets by region as of September 30, 2025:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	25,701	19,102	787	10,472	24,867	158	81,087
Loans 90+ days past due	3,167	704	—	—	254	—	4,125
Total non-performing loans	28,868	19,806	787	10,472	25,121	158	85,212

Foreclosed assets held for sale	16,711	972	22,812	—	768	—	41,263
Total other non-performing assets	16,711	972	22,812	—	768	—	41,263
Total non-performing assets	45,579	20,778	23,599	10,472	25,889	158	126,475

The table below shows the non-performing loans and non-performing assets by region as June 30, 2025:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	22,487	16,276	787	11,716	37,833	162	89,261
Loans 90+ days past due	3,557	2,341	—	—	1,133	—	7,031
Total non-performing loans	26,044	18,617	787	11,716	38,966	162	96,292

Foreclosed assets held for sale	17,259	863	22,842	—	565	—	41,529
Total other non-performing assets	17,259	863	22,842	—	565	—	41,529
Total non-performing assets	43,303	19,480	23,629	11,716	39,531	162	137,821
The Company’s allowance for credit losses on loans was $285.6 million at September 30, 2025, or 1.87% of total loans, compared to the allowance for credit losses on loans of $281.9 million, or 1.86% of total loans, at June 30, 2025. As of September 30, 2025 and June 30, 2025, the Company’s allowance for credit losses on loans was 335.22% and 292.72% of its total non-performing loans, respectively.
During the third quarter of 2025, the Company completed the payoff of its $140.0 million 5.50% Fixed-to-Floating Rate Subordinated Notes due 2030. Each 2030 Note was redeemed at the redemption price of 100% of its principal amount, plus accrued and unpaid interest. In addition, the Company also repurchased $20.0 million of its $300.0 million Fixed-to-Floating Rate Subordinated Notes due 2032. The payoff and redemption activity had a negative impact to the Company’s total risk-based capital ratio of 87 basis points, including 76 basis points from the payoff of the 2030 Notes and 11 basis points from the partial redemption of the 2032 Notes.
Shareholders’ equity was $4.21 billion at September 30, 2025, which increased approximately $129.6 million from June 30, 2025. The net increase in shareholders’ equity is primarily associated with the $84.2 million increase in retained earnings and the $52.8 million decrease in accumulated other comprehensive loss. This was partially offset by the $9.9 million in stock repurchases for the quarter. Book value per common share was $21.41 at September 30, 2025, compared to $20.71 at June 30, 2025. Tangible book value per common share (non-GAAP) was $14.13(1) at September 30, 2025, compared to $13.44(1) at June 30, 2025. Book value per common share, as of September 30, 2025, was a record for the Company.

Stock Repurchases and Dividends
During the three-month period ended September 30, 2025, the Company repurchased 350,000 shares of common stock, which equated to a shareholder buyback yield of 0.18%(2). In comparison, during the three-month period ended June 30, 2025, the Company repurchased 1.0 million shares of common stock, which equated to a shareholder buyback yield of 0.49%(2). The Company defines shareholder buyback yield as the percentage of the Company’s market capitalization spent on share repurchases. It reflects how much the Company is returning to the shareholders by reducing the number of outstanding shares, and it is calculated by dividing the Company’s total share repurchase cost for the period by the Company’s total market capitalization at the beginning of the period.
In addition, during the quarter ended September 30, 2025, the Company paid a dividend of $0.20 per share. This cash dividend is consistent with the dividend paid during the second quarter of 2025.

Branches
The Company currently has 75 branches in Arkansas, 78 branches in Florida, 59 branches in Texas, 5 branches in Alabama and one branch in New York City. The Company opened a new branch in San Antonio, Texas during the third quarter of 2025.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, October 16, 2025. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/934053232. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login/LE9zwo4C7j7DOGxiZMbL6kCGKNc4mh7WFOS. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 549176. A replay of the call will be available by calling 1-866-813-9403, Passcode: 541815, which will be available until October 23, 2025, at 11:59 p.m. CT. Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including any future impacts from inflation or changes in tariffs or trade policies; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
ASSETS
Cash and due from banks	$284,750	$291,344	$319,747	$281,063	$265,408
Interest-bearing deposits with other banks	516,170	809,729	975,983	629,284	752,269
Cash and cash equivalents	800,920	1,101,073	1,295,730	910,347	1,017,677
Federal funds sold	3,625	2,600	6,275	3,725	6,425
Investment securities - available-for-sale, net of allowance for credit losses	2,924,496	2,899,968	3,003,320	3,072,639	3,270,620
Investment securities - held-to-maturity, net of allowance for credit losses	1,264,200	1,265,292	1,269,896	1,275,204	1,277,090
Total investment securities	4,188,696	4,165,260	4,273,216	4,347,843	4,547,710
Loans receivable	15,285,972	15,180,624	14,952,116	14,764,500	14,823,979
Allowance for credit losses	(285,649)	(281,869)	(279,944)	(275,880)	(312,574)
Loans receivable, net	15,000,323	14,898,755	14,672,172	14,488,620	14,511,405
Bank premises and equipment, net	374,515	379,729	384,843	386,322	388,776
Foreclosed assets held for sale	41,263	41,529	39,680	43,407	43,040
Cash value of life insurance	219,075	218,113	221,621	219,786	219,353
Accrued interest receivable	110,702	107,732	115,983	120,129	118,871
Deferred tax asset, net	155,963	174,323	170,120	186,697	176,629
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	34,231	36,255	38,280	40,327	42,395
Other assets	380,236	383,400	376,030	345,292	352,583
Total assets	$22,707,802	$22,907,022	$22,992,203	$22,490,748	$22,823,117
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$3,880,101	$4,024,574	$4,079,289	$4,006,115	$3,937,168
Savings and interest-bearing transaction accounts	11,500,921	11,571,949	11,586,106	11,347,850	10,966,426
Time deposits	1,946,674	1,891,909	1,876,096	1,792,332	1,802,116
Total deposits	17,327,696	17,488,432	17,541,491	17,146,297	16,705,710
Securities sold under agreements to repurchase	145,998	140,813	161,401	162,350	179,416
FHLB and other borrowed funds	550,500	550,500	600,500	600,750	1,300,750
Accrued interest payable and other liabilities	189,551	203,004	207,154	181,080	238,058
Subordinated debentures	279,093	438,957	439,102	439,246	439,394
Total liabilities	18,492,838	18,821,706	18,949,648	18,529,723	18,863,328
Shareholders' equity
Common stock	1,969	1,972	1,982	1,989	1,989
Capital surplus	2,214,211	2,221,576	2,246,312	2,272,794	2,272,100
Retained earnings	2,181,911	2,097,712	2,018,801	1,942,350	1,880,562
Accumulated other comprehensive loss	(183,127)	(235,944)	(224,540)	(256,108)	(194,862)
Total shareholders' equity	4,214,964	4,085,316	4,042,555	3,961,025	3,959,789
Total liabilities and shareholders' equity	$22,707,802	$22,907,022	$22,992,203	$22,490,748	$22,823,117

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
(In thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Interest income:
Loans	$283,165	$276,041	$270,784	$278,409	$281,977	$829,990	$821,595
Investment securities
Taxable	26,326	26,444	27,433	28,943	31,006	80,203	96,822
Tax-exempt	7,743	7,626	7,650	7,704	7,704	23,019	23,276
Deposits - other banks	6,242	8,951	6,620	7,585	12,096	21,813	35,188
Federal funds sold	56	53	55	73	62	164	182
Total interest income	323,532	319,115	312,542	322,714	332,845	955,189	977,063
Interest expense:
Interest on deposits	87,962	88,489	86,786	90,564	97,785	263,237	286,074
Federal funds purchased	—	—	—	—	1	—	1
FHLB and other borrowed funds	5,378	5,539	5,902	9,541	14,383	16,819	42,914
Securities sold under agreements to repurchase	1,019	1,012	1,074	1,346	1,335	3,105	4,102
Subordinated debentures	3,007	4,123	4,124	4,121	4,121	11,254	12,340
Total interest expense	97,366	99,163	97,886	105,572	117,625	294,415	345,431
Net interest income	226,166	219,952	214,656	217,142	215,220	660,774	631,632
Provision for credit losses on loans	6,700	3,000	—	16,700	18,200	9,700	31,700
(Recovery of) provision for credit losses on unfunded commitments	(1,000)	—	—	—	1,000	(1,000)	—
Recovery of credit losses on investment securities	(2,194)	—	—	—	(330)	(2,194)	(330)
Total credit loss expense	3,506	3,000	—	16,700	18,870	6,506	31,370
Net interest income after credit loss expense	222,660	216,952	214,656	200,442	196,350	654,268	600,262
Non-interest income:
Service charges on deposit accounts	10,486	9,552	9,650	9,935	9,888	29,688	29,288
Other service charges and fees	12,130	12,643	10,689	11,651	10,490	35,462	31,358
Trust fees	4,600	5,234	4,760	4,526	4,403	14,594	14,191
Mortgage lending income	4,691	4,780	3,599	3,518	4,437	13,070	12,271
Insurance commissions	574	589	535	483	595	1,698	1,668
Increase in cash value of life insurance	1,404	1,415	1,842	1,215	1,161	4,661	3,635
Dividends from FHLB, FRB, FNBB & other	2,658	2,657	2,718	2,820	2,637	8,033	8,642
Gain on SBA loans	46	—	288	218	145	334	399
(Loss) gain on branches, equipment and other assets, net	(66)	972	(163)	26	32	743	2,076
(Loss) gain on OREO, net	(1)	13	(376)	(2,423)	85	(364)	151
Fair value adjustment for marketable securities	1,020	(238)	442	850	1,392	1,224	2,121
Other income	13,963	13,462	11,442	8,403	7,514	38,867	21,552
Total non-interest income	51,505	51,079	45,426	41,222	42,779	148,010	127,352
Non-interest expense:
Salaries and employee benefits	63,804	64,318	61,855	60,824	58,861	189,977	180,198
Occupancy and equipment	14,828	14,023	14,425	14,526	14,546	43,276	43,505
Data processing expense	8,871	8,364	8,558	9,324	9,088	25,793	27,170
Other operating expenses	27,335	29,335	28,090	27,536	27,550	84,760	83,853
Total non-interest expense	114,838	116,040	112,928	112,210	110,045	343,806	334,726
Income before income taxes	159,327	151,991	147,154	129,454	129,084	458,472	392,888
Income tax expense	35,723	33,588	31,945	28,890	29,046	101,256	91,211
Net income	$123,604	$118,403	$115,209	$100,564	$100,038	$357,216	$301,677

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
PER SHARE DATA

Diluted earnings per common share	$0.63	$0.60	$0.58	$0.51	$0.50	$1.80	$1.51
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.61	0.58	0.56	0.50	0.50	1.75	1.51
Basic earnings per common share	0.63	0.60	0.58	0.51	0.50	1.81	1.51
Dividends per share - common	0.20	0.20	0.195	0.195	0.195	0.595	0.555
Shareholder buyback yield(2)	0.18%	0.49%	0.53%	0.05%	0.56%	1.19%	1.64%
Book value per common share	$21.41	$20.71	$20.40	$19.92	$19.91	$21.41	$19.91
Tangible book value per common share (non-GAAP)(1)	14.13	13.44	13.15	12.68	12.67	14.13	12.67

STOCK INFORMATION

Average common shares outstanding	197,078	197,532	198,657	198,863	199,380	197,750	200,300
Average diluted shares outstanding	197,288	197,765	198,852	198,973	199,461	197,952	200,430
End of period common shares outstanding	196,889	197,239	198,206	198,882	198,879	196,889	198,879

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	2.17%	2.08%	2.07%	1.77%	1.74%	2.11%	1.77%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	2.10	2.02	2.01	1.76	1.72	2.04	1.77
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.34	2.25	2.24	1.92	1.88	2.28	1.92
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.27	2.18	2.18	1.91	1.86	2.21	1.92
Return on average common equity (ROE)	11.91	11.77	11.75	10.13	10.23	11.81	10.53
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	11.54	11.39	11.41	10.05	10.12	11.45	10.55
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	18.28	18.26	18.39	15.94	16.26	18.31	16.91
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	17.70	17.68	17.87	15.82	16.09	17.75	16.94
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	18.51	18.50	18.64	16.18	16.51	18.55	17.18
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	17.93	17.92	18.12	16.07	16.34	17.98	17.20
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Efficiency ratio	40.21%	41.68%	42.22%	42.24%	41.42%	41.35%	42.91%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.95	42.01	42.84	42.00	41.66	41.91	42.87
Net interest margin - FTE (NIM)	4.56	4.44	4.44	4.39	4.28	4.48	4.23
Fully taxable equivalent adjustment	$2,916	$2,526	$2,534	$2,398	$2,616	$7,976	$6,136
Total revenue (net)	277,671	271,031	260,082	258,364	257,999	808,784	758,984
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	162,833	154,991	147,154	146,154	147,954	464,978	424,258
PPNR, as adjusted (non-GAAP)(1)	157,704	150,404	142,821	145,209	146,562	450,929	422,176
Pre-tax net income to total revenue (net)	57.38%	56.08%	56.58%	50.11%	50.03%	56.69%	51.76%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	55.53	54.39	54.91	49.74	49.49	54.95	51.49
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	58.64	57.19	56.58	56.57	57.35	57.49	55.90
P5NR, as adjusted (non-GAAP)(1)	56.80	55.49	54.91	56.20	56.81	55.75	55.62
Total purchase accounting accretion	$1,272	$1,233	$1,378	$1,610	$1,878	$3,883	$6,523
Average purchase accounting loan discounts	15,009	16,219	17,493	19,090	20,832	16,257	22,813

OTHER OPERATING EXPENSES

Advertising	$2,149	$2,054	$1,928	$1,941	$1,810	$6,131	$5,156
Amortization of intangibles	2,024	2,025	2,047	2,068	2,095	6,096	6,375
Electronic banking expense	3,357	3,172	3,055	3,307	3,569	9,584	10,137
Directors' fees	405	431	452	356	362	1,288	1,283
Due from bank service charges	404	283	281	271	302	968	860
FDIC and state assessment	3,245	1,636	3,387	3,216	3,360	8,268	12,172
Insurance	1,110	1,049	999	900	926	3,158	2,734
Legal and accounting	1,061	2,360	3,641	2,361	1,902	7,062	6,600
Other professional fees	2,083	2,211	1,947	1,736	2,062	6,241	6,406
Operating supplies	773	711	711	711	673	2,195	1,969
Postage	538	488	503	518	522	1,529	1,542
Telephone	367	419	436	438	455	1,222	1,369
Other expense	9,819	12,496	8,703	9,713	9,512	31,018	27,250
Total other operating expenses	$27,335	$29,335	$28,090	$27,536	$27,550	$84,760	$83,853
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
BALANCE SHEET RATIOS
Total loans to total deposits	88.22%	86.80%	85.24%	86.11%	88.74%
Common equity to assets	18.56	17.83	17.58	17.61	17.35
Tangible common equity to tangible assets (non-GAAP)(1)	13.08	12.35	12.09	11.98	11.78
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,494,492	$5,553,182	$5,588,681	$5,426,780	$5,496,536
Construction/land development	2,709,197	2,695,561	2,735,760	2,736,214	2,741,419
Agricultural	331,301	315,926	335,437	336,993	335,965
Residential real estate loans
Residential 1-4 family	2,142,375	2,138,990	1,947,872	1,956,489	1,932,352
Multifamily residential	716,595	620,439	576,089	496,484	482,648
Total real estate	11,393,960	11,324,098	11,183,839	10,952,960	10,988,920
Consumer	1,233,523	1,218,834	1,227,745	1,234,361	1,219,197
Commercial and industrial	2,100,268	2,107,326	2,045,036	2,022,775	2,084,667
Agricultural	346,167	323,457	314,323	367,251	352,963
Other	212,054	206,909	181,173	187,153	178,232
Loans receivable	$15,285,972	$15,180,624	$14,952,116	$14,764,500	$14,823,979
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$281,869	$279,944	$275,880	$312,574	$295,856
Loans charged off	4,651	4,071	3,458	53,959	2,001
Recoveries of loans previously charged off	1,731	2,996	7,522	565	519
Net loans charged off (recovered)	2,920	1,075	(4,064)	53,394	1,482
Provision for credit losses - loans	6,700	3,000	—	16,700	18,200
Balance, end of period	$285,649	$281,869	$279,944	$275,880	$312,574
Net charge-offs (recoveries) to average total loans	0.08%	0.03%	(0.11)%	1.44%	0.04%
Allowance for credit losses to total loans	1.87	1.86	1.87	1.87	2.11
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$81,087	$89,261	$86,383	$93,853	$95,747
Loans past due 90 days or more	4,125	7,031	3,264	5,034	5,356
Total non-performing loans	85,212	96,292	89,647	98,887	101,103
Other non-performing assets
Foreclosed assets held for sale, net	41,263	41,529	39,680	43,407	43,040
Other non-performing assets	—	—	63	63	63
Total other non-performing assets	41,263	41,529	39,743	43,470	43,103
Total non-performing assets	$126,475	$137,821	$129,390	$142,357	$144,206
Allowance for credit losses for loans to non-performing loans	335.22%	292.72%	312.27%	278.99%	309.16%
Non-performing loans to total loans	0.56	0.63	0.60	0.67	0.68
Non-performing assets to total assets	0.56	0.60	0.56	0.63	0.63
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2025			June 30, 2025
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$567,617	$6,242	4.36%	$813,833	$8,951	4.41%
Federal funds sold	5,142	56	4.32	4,878	53	4.36
Investment securities - taxable	3,039,247	26,326	3.44	3,095,764	26,444	3.43
Investment securities - non-taxable - FTE	1,115,834	10,201	3.63	1,113,044	10,033	3.62
Loans receivable - FTE	15,216,448	283,623	7.39	15,055,414	276,160	7.36
Total interest-earning assets	19,944,288	326,448	6.49	20,082,933	321,641	6.42
Non-earning assets	2,694,650			2,714,805
Total assets	$22,638,938			$22,797,738
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,408,316	$70,406	2.45%	$11,541,641	$71,042	2.47%
Time deposits	1,911,703	17,556	3.64	1,886,147	17,447	3.71
Total interest-bearing deposits	13,320,019	87,962	2.62	13,427,788	88,489	2.64
Federal funds purchased	11	—	—	46	—	—
Securities sold under agreement to repurchase	145,883	1,019	2.77	143,752	1,012	2.82
FHLB and other borrowed funds	550,501	5,378	3.88	566,984	5,539	3.92
Subordinated debentures	338,757	3,007	3.52	439,027	4,123	3.77
Total interest-bearing liabilities	14,355,171	97,366	2.69	14,577,597	99,163	2.73
Non-interest bearing liabilities
Non-interest bearing deposits	3,956,826			3,981,901
Other liabilities	211,057			202,085
Total liabilities	18,523,054			18,761,583
Shareholders' equity	4,115,884			4,036,155
Total liabilities and shareholders' equity	$22,638,938			$22,797,738
Net interest spread			3.80%			3.69%
Net interest income and margin - FTE		$229,082	4.56		$222,478	4.44

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2025			September 30, 2024
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$664,308	$21,813	4.39%	$878,368	$35,188	5.35%
Federal funds sold	5,037	164	4.35	4,688	182	5.19
Investment securities - taxable	3,104,254	80,203	3.45	3,436,874	96,822	3.76
Investment securities - non-taxable - FTE	1,121,481	30,294	3.61	1,202,003	29,077	3.23
Loans receivable - FTE	15,056,440	830,691	7.38	14,633,382	821,930	7.50
Total interest-earning assets	19,951,520	963,165	6.45	20,155,315	983,199	6.52
Non-earning assets	2,710,647			2,662,627
Total assets	$22,662,167			$22,817,942
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,450,902	$211,120	2.47%	$11,084,397	$232,757	2.80%
Time deposits	1,866,855	52,117	3.73	1,729,400	53,317	4.12
Total interest-bearing deposits	13,317,757	263,237	2.64	12,813,797	286,074	2.98
Federal funds purchased	19	—	—	26	1	5.14
Securities sold under agreement to repurchase	148,462	3,105	2.80	163,013	4,102	3.36
FHLB and other borrowed funds	572,538	16,819	3.93	1,301,005	42,914	4.41
Subordinated debentures	405,285	11,254	3.71	439,613	12,340	3.75
Total interest-bearing liabilities	14,444,061	294,415	2.73	14,717,454	345,431	3.14
Non-interest bearing liabilities
Non-interest bearing deposits	3,973,135			4,031,447
Other liabilities	201,228			242,422
Total liabilities	18,618,424			18,991,323
Shareholders' equity	4,043,743			3,826,619
Total liabilities and shareholders' equity	$22,662,167			$22,817,942
Net interest spread			3.72%			3.38%
Net interest income and margin - FTE		$668,750	4.48		$637,768	4.23

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$123,604	$118,403	$115,209	$100,564	$100,038	$357,216	$301,677
Pre-tax adjustments
Gain on retirement of subordinated debt	(1,882)	—	—	—	—	(1,882)	—
FDIC special assessment	—	(1,516)	—	—	—	(1,516)	2,260
BOLI death benefits	(187)	(1,243)	—	(95)	—	(1,430)	(162)
Gain on sale of premises and equipment	—	(983)	—	—	—	(983)	(2,059)
Fair value adjustment for marketable securities	(1,020)	238	(442)	(850)	(1,392)	(1,224)	(2,121)
Special income from equity investment	—	(3,498)	(3,891)	—	—	(7,389)	—
Legal fee reimbursement	—	(885)	—	—	—	(885)	—
Legal claims expense	—	3,300	—	—	—	3,300	—
Recoveries on historic losses	(2,040)	—	—	—	—	(2,040)	—
Total pre-tax adjustments	(5,129)	(4,587)	(4,333)	(945)	(1,392)	(14,049)	(2,082)
Tax-effect of adjustments	(1,207)	(817)	(1,059)	(208)	(348)	(3,083)	(480)
Deferred tax asset write-down	—	—	—	—	—	—	2,030
Total adjustments after-tax (B)	(3,922)	(3,770)	(3,274)	(737)	(1,044)	(10,966)	428
Earnings, as adjusted (C)	$119,682	$114,633	$111,935	$99,827	$98,994	$346,250	$302,105

Average diluted shares outstanding (D)	197,288	197,765	198,852	198,973	199,461	197,952	200,430

GAAP diluted earnings per share: (A/D)	$0.63	$0.60	$0.58	$0.51	$0.50	$1.80	$1.51
Adjustments after-tax: (B/D)	(0.02)	(0.02)	(0.02)	(0.01)	—	(0.05)	—
Diluted earnings per common share, as adjusted: (C/D)	$0.61	$0.58	$0.56	$0.50	$0.50	$1.75	$1.51

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	2.17%	2.08%	2.07%	1.77%	1.74%	2.11%	1.77%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	2.10	2.02	2.01	1.76	1.72	2.04	1.77
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.34	2.25	2.24	1.92	1.88	2.28	1.92
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.27	2.18	2.18	1.91	1.86	2.21	1.92

GAAP net income available to common shareholders (A)	$123,604	$118,403	$115,209	$100,564	$100,038	$357,216	$301,677
Amortization of intangibles (B)	2,024	2,025	2,047	2,068	2,095	6,096	6,375
Amortization of intangibles after-tax (C)	1,529	1,530	1,547	1,563	1,572	4,607	4,782
Adjustments after-tax (D)	(3,922)	(3,770)	(3,274)	(737)	(1,044)	(10,966)	428
Average assets (E)	22,638,938	22,797,738	22,548,835	22,565,077	22,893,784	22,662,167	22,817,942
Average goodwill & core deposit intangible (F)	1,433,474	1,435,480	1,437,515	1,439,566	1,441,654	1,435,475	1,443,770

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	11.91%	11.77%	11.75%	10.13%	10.23%	11.81%	10.53%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	11.54	11.39	11.41	10.05	10.12	11.45	10.55
Return on average tangible common equity: (ROTCE) (A/(D-E))	18.28	18.26	18.39	15.94	16.26	18.31	16.91
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	17.70	17.68	17.87	15.82	16.09	17.75	16.94
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	18.51	18.50	18.64	16.18	16.51	18.55	17.18
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	17.93	17.92	18.12	16.07	16.34	17.98	17.20

GAAP net income available to common shareholders (A)	$123,604	$118,403	$115,209	$100,564	$100,038	$357,216	$301,677
Earnings excluding intangible amortization (B)	125,133	119,933	116,756	102,127	101,610	361,823	306,459
Adjustments after-tax (C)	(3,922)	(3,770)	(3,274)	(737)	(1,044)	(10,966)	428
Average common equity (D)	4,115,884	4,036,155	3,977,671	3,950,176	3,889,712	4,043,743	3,826,619
Average goodwill & core deposits intangible (E)	1,433,474	1,435,480	1,437,515	1,439,566	1,441,654	1,435,475	1,443,770
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	40.21%	41.68%	42.22%	42.24%	41.42%	41.35%	42.91%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	40.95	42.01	42.84	42.00	41.66	41.91	42.87
Pre-tax net income to total revenue (net) (A/(B+C))	57.38	56.08	56.58	50.11	50.03	56.69	51.76
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	55.53	54.39	54.91	49.74	49.49	54.95	51.49
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$162,833	$154,991	$147,154	$146,154	$147,954	$464,978	$424,258
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	157,704	150,404	142,821	145,209	146,562	450,929	422,176
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	58.64%	57.19%	56.58%	56.57%	57.35%	57.49%	55.90%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	56.80	55.49	54.91	56.20	56.81	55.75	55.62

Pre-tax net income (A)	$159,327	$151,991	$147,154	$129,454	$129,084	$458,472	$392,888
Net interest income (B)	226,166	219,952	214,656	217,142	215,220	660,774	631,632
Non-interest income (C)	51,505	51,079	45,426	41,222	42,779	148,010	127,352
Non-interest expense (D)	114,838	116,040	112,928	112,210	110,045	343,806	334,726
Fully taxable equivalent adjustment (E)	2,916	2,526	2,534	2,398	2,616	7,976	6,136
Total pre-tax adjustments (F)	(5,129)	(4,587)	(4,333)	(945)	(1,392)	(14,049)	(2,082)
Amortization of intangibles (G)	2,024	2,025	2,047	2,068	2,095	6,096	6,375
Adjustments:
Non-interest income:
Gain on retirement of subordinated debt	$1,882	$—	$—	$—	$—	$1,882	$—
Fair value adjustment for marketable securities	1,020	(238)	442	850	1,392	1,224	2,121
(Loss) gain on OREO	(1)	13	(376)	(2,423)	85	(364)	151
(Loss) gain on branches, equipment and other assets, net	(66)	972	(163)	26	32	743	2,076
Special income from equity investment	—	3,498	3,891	—	—	7,389	—
Legal expense reimbursement	—	885	—	—	—	885	—
BOLI death benefits	187	1,243	—	95	—	1,430	162
Recoveries on historic losses	2,040	—	—	—	—	2,040	—
Total non-interest income adjustments (H)	$5,062	$6,373	$3,794	$(1,452)	$1,509	$15,229	$4,510
Non-interest expense:
FDIC special assessment	—	(1,516)	—	—	—	(1,516)	2,260
Legal claims expense	—	3,300	—	—	—	3,300	—
Total non-interest expense adjustments (I)	$—	$1,784	$—	$—	$—	$1,784	$2,260

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$21.41	$20.71	$20.40	$19.92	$19.91
Tangible book value per common share: ((A-C-D)/B)	14.13	13.44	13.15	12.68	12.67

Total shareholders' equity (A)	$4,214,964	$4,085,316	$4,042,555	$3,961,025	$3,959,789
End of period common shares outstanding (B)	196,889	197,239	198,206	198,882	198,879
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	34,231	36,255	38,280	40,327	42,395
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	18.56%	17.83%	17.58%	17.61%	17.35%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	13.08	12.35	12.09	11.98	11.78

Total assets (A)	$22,707,802	$22,907,022	$22,992,203	$22,490,748	$22,823,117
Total shareholders' equity (B)	4,214,964	4,085,316	4,042,555	3,961,025	3,959,789
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	34,231	36,255	38,280	40,327	42,395

Home BancShares, Inc.
Shareholder Buyback Yield
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
SHAREHOLDER BUYBACK YIELD
Shareholder buyback yield: (A/B)	0.18%	0.49%	0.53%	0.05%	0.56%	1.19%	1.64%

Shares repurchased	350	1,000	1,000	96	1,000	2,350	3,426
Average price per share	$28.34	$26.99	$29.67	$26.38	$26.90	$28.33	$24.36
Principal cost	9,918	26,989	29,668	2,526	26,902	66,575	83,450
Excise tax	93	459	117	(72)	63	669	484
Total share repurchase cost (A)	$10,011	$27,448	$29,785	$2,454	$26,965	$67,244	$83,934

Shares outstanding beginning of period	197,239	198,206	198,882	198,879	199,746	198,882	201,526
Price per share beginning of period	$28.46	$28.27	$28.30	$27.09	$23.96	$28.30	$25.33
Market capitalization beginning of period (B)	$5,613,422	$5,603,284	$5,628,361	$5,387,632	$4,785,914	$5,628,361	$5,104,654